ADDITIONAL WARRANT AGREEMENT


         WARRANT AGREEMENT dated as of March 5, 1996 between DEL GLOBAL TECHNOLOGIES CORP., a New York corporation (the "Issuer"), and THE CHASE MANHATTAN BANK, N.A., a Delaware corporation ( "Chase") . Chase and any other Person who shall hereafter acquire Warrants or Warrant Stock (as defined below) of the Issuer pursuant to the provisions of this Agreement, shall become a party to this Agreement, and are sometimes hereinafter referred to as a "Holder" or, collectively, as the "Holders".

         WHEREAS, the Issuer and The Chase Manhattan Bank, N.A., a national banking association and an affiliate of Chase (the "Bank"), are parties to a certain Amended and Restated Credit Agreement dated as of March 5, 1996 (as the same shall be modified, supplemented, or restated and in effect from time to time, the "Credit Agreement");

         WHEREAS, in order to induce the Bank to enter into the Credit Agreement, and as compensation therefor, the Issuer has authorized the issuance to the Bank or its designee of the Warrants substantially in the form of Exhibit A hereto, which are exercisable, pursuant to the terms hereof and thereof, for shares of Warrant Stock; and

         WHEREAS, the Bank has designated Chase to be the party to this Agreement and to receive the Warrants; and

         WHEREAS, the parties hereto desire to set forth their agreement as to certain matters regarding, among other things, certain rights and obligations in respect of the Warrants and the Warrant Stock as hereinafter provided;

         NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, the parties hereto mutually agree as follows:

         ARTICLE 1. DEFINITIONS.

         Section 1.1. Definitions. As used herein, the following terms shall have the following respective meanings:

         "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with" shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, (i) no individual shall be deemed to be an Affiliate of a corporation solely by reason of being an officer or director of such corporation and (ii) neither Chase nor any Affiliate of Chase shall be deemed to be an Affiliate of the Issuer.

         "Business Day" shall mean any day except a Saturday, a Sunday or a day on which commercial banks in the State of New York are permitted or required by law to close.

         "Chase" shall have the meaning specified in the introductory paragraph to this Agreement.

         "Commission" shall mean the U.S. Securities and Exchange Commission or any similarly constituted regulatory agency having jurisdiction under and in





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accordance with the provisions of the Securities Act for a public offering of the Warrant Stock.

         "Common Stock" shall mean the Issuer's authorized Common Stock, par value $0.10 per share, as constituted on the date hereof, and any other shares of stock into which such Common Stock may hereafter be changed or which may be issued to the holders of the Common Stock in respect of, in exchange for or in substitution for such Common Stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations, reclassifications, recapitalizations or other like events, unless such other shares do not ordinarily have the right to vote in the election of directors of the Issuer.

         "Credit Agreement" shall have the meaning ascribed to such term in the first WHEREAS clause of this Agreement.

         "Demand Registration" shall have the meaning ascribed to such term in
Section 7.1(a).

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "Exercise Period" shall mean the period of time from March 5, 1996 until 5:00 P.M., New York time, on the Warrant Expiration Date.

         "Exercise Price" shall mean the lesser of (i) the price of the last reported sale of the Issuer's Common Stock on the American Stock Exchange or, if the Issuer's Common Stock is not then traded on the American Stock Exchange, such other principal market for such security on March 5, 1996 or, in the absence of any sale, at the closing bid price on March 5, 1996 and (ii) $7.00, and thereafter shall mean such Exercise Price as shall result from the adjustments specified in Article 5 hereof.

         "GAAP" shall mean generally accepted accounting principles in the United States of America.

         "Holder" or "Holders" shall have the meanings specified in the introductory paragraph of this Agreement.

         "Issuer" shall have the meaning specified in the introductory paragraph of this Agreement.

         "Majority Holders" means the Holders of Warrants and Warrant Stock which, if all outstanding Warrants were fully exercised, would constitute at least 51% of the outstanding Warrant Stock.

         "Merger Notice" shall have the meaning specified in Section 4.6(a) hereof.

         "Notice of Transfer" shall have the meaning set forth in Section 4.2.

         "Permitted Successor" means any Person with whom the Issuer is merged or consolidated or to whom all or substantially all of the assets or equity securities of the Issuer are sold, leased or otherwise disposed of, if and only if, immediately prior to such merger, consolidation, sale or other disposition, such Person was a Wholly-Owned Subsidiary of the Issuer.

         "Permitted Transferee" shall have the meaning specified in Section 4.5 hereof.

         "Person" means an individual, a corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or any



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government or agency, instrumentality or political subdivision thereof.

         "Piggy-Back Registration" shall have the meaning ascribed to such term in Section 7.2.

         "Quarterly Financial Statements" shall have the meaning specified in
Section 10.1(b) hereof.

         "Registrable Securities" shall mean any Warrant Interests until (i) a registration statement covering such Warrant Interests has become effective under the Securities Act and such Warrant Interests have been disposed of pursuant to such effective registration statement, (ii) such Warrant Interests are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or all conditions of Rule 144(k) are met, (iii) such Warrant Interests are resold without subsequent registration under the Securities Act and the Issuer has delivered a new certificate or other evidence of ownership for such Warrant Interests not bearing any legend relating to restrictions on transfer or (iv) such Warrant Interests are no longer outstanding or are held by the Issuer or any Affiliate of the Issuer.

         "Registration Expenses" shall have the meaning ascribed to such term in
Section 7.4.

         "Regulation K" shall mean Regulation K promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 211) or any successor regulation.

         "Regulation Y" shall mean Regulation Y promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) or any successor regulation.

         "Rule 144" shall mean Rule 144 (or any similar rule then in effect) promulgated by the Commission under the Securities Act.

         "Rule 144A" shall mean Rule 144A (or any similar rule then in effect) promulgated by the Commission under the Securities Act.

         "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "Selling Holder" shall mean a Holder which is selling Registrable Securities pursuant to a registration statement under the Securities Act.

         "Stock Unit" means one share of Common Stock, as such stock was constituted on the date of this Agreement, and thereafter shall mean such number of shares (including any fractional shares) of Common Stock and other securities, cash or property as shall result from the adjustments specified in
Article 5 hereof.

         "Subscription Form" means a certificate substantially in the form attached as Exhibit 1 to the form of Warrant which is attached hereto as Exhibit A.

         "Transferee" or ,"Transferees" shall have the meanings specified in
Section 4.3(a) hereof.

         "U.S." shall mean the United States of America.

         "Warrant Expiration Date" means the later of (i) July 31, 2001 and (ii) any extension of that date effected pursuant to Section 11.2 hereof.

         "Warrants" means the warrants originally issued by the Issuer in the form of Exhibit A hereto, pursuant to this Agreement, evidencing rights to purchase up to the number of Stock Units indicated thereon, and all Warrants issued upon transfer, division or combination of, or in substitution for, any



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thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of Stock Units for which they may be exercised.

         "Warrant Interests" means any interests of any Person in or to any of the Warrants or Warrant Stock as to which the Issuer has notice.

         "Warrant Stock" means the shares of Common Stock or other securities that comprise a Stock Unit purchasable by the Holders of the Warrants upon the exercise thereof, and the shares of Common Stock (without duplication) issuable on the conversion of such shares of Common Stock.

         Section 1.2. Accounting Terms; Statement of Variation.

         (a) All Quarterly Financial Statements shall (unless otherwise disclosed to the Holders in writing at the time of delivery thereof in the manner described in Subsection (b) below) be prepared in accordance with GAAP applied on a basis consistent with the Quarterly Financial Statements for the previous quarter, except for any inconsistency described in reasonable detail in a statement delivered to the Holders at the same time or prior to the delivery of such Quarterly Financial Statements.

         (b) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, all calculations made for the purposes of all financial statements and certificates and reports as to financial matters required to be furnished to the Holders hereunder shall be prepared or made in accordance with GAAP as in effect from time to time, applied on a basis consistent with the Quarterly Financial Statements.

         ARTICLE 2. TERMS AND CONDITIONS OF ISSUANCE OF WARRANTS.

         Section 2.1 Issuance of Warrants. Subject to the terms and conditions hereof and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer hereby agrees to issue to Chase on the date hereof Warrants exercisable for 17,000 Stock Units, each comprising, on the date hereof, one share (subject to adjustment as provided in Article 5 hereof) of Common Stock. Such Warrants shall be issued in the name of Chase or any Person designated by Chase.

         Section 2.2. Warrant Stock. The Warrants to be issued on the date hereof shall entitle the Holders to exercise such Warrants for a number of Stock Units comprising, as of the date hereof, less than 5% of the number of fully diluted shares of Common Stock of the Issuer outstanding on the date hereof, assuming the exercise in full of all warrants and rights to purchase, and the conversion or exchange of all securities convertible into, or exchangeable for, Common Stock.

         Section 2.3. Representation of Holders. In connection with the acquisition of each Warrant, each Holder represents to the Issuer, as of the date of such Warrant, that it is acquiring the Warrants solely for its own account for investment (subject to applicable laws and regulations), and that it has no present intention to distribute the Warrants or any portion thereof (except as may be required by applicable laws and regulations). The entire legal and beneficial interest of the Warrants is being acquired for such Holder's account only and neither in whole nor in part for any other Person.

         ARTICLE 3. EXERCISE OF WARRANTS.

         Section 3.1. Manner of Exercise.

         (a) The Warrants may be exercised at any time, from time to time, during the Exercise Period for all or any part of the number of Stock Units purchasable upon their exercise; provided, that no Holder of the Warrants shall be entitled to exercise any Warrant to the extent that upon such exercise, such



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Holder and its Affiliates, directly or indirectly, would own, control or have power to vote a greater quantity of securities of any kind issued by the Issuer than such Holder and its Affiliates shall be permitted to own, control, or have power to vote under any law or under any regulation, rule or other requirement of any government authority at the time applicable to such Holder and its Affiliates (including without limitation any applicable provision of Regulation K or Regulation Y).

         (b) In order to exercise any Warrant, the Holder hereof shall deliver to the Issuer at its office specified in Section 12.8 hereof (i) a duly completed and executed Subscription Form, notifying the Issuer of such Holder's election to exercise such Warrant, which notice shall specify the number of Stock Units to be purchased, (ii) a certified or official bank check or checks drawn on a New York Clearing House bank payable to the order of the Issuer, or a wire transfer to the Issuer's account, in an aggregate amount equal to the Exercise Price per Stock Unit times the number of Stock Units as to which such Warrant is exercised, and (iii) the Warrants being exercised. Upon receipt of such items the Issuer shall, no later than 3 Business Days thereafter, execute or cause to be executed, and deliver to such Holder, a certificate or certificates representing the Warrant Stock issuable upon such exercise, which shall be validly issued, fully paid and non-assessable, and shall deliver to the Holder any other cash or property included in the Stock Units represented by such Warrants. The stock certificates so delivered shall be registered in the name of such Holder or, subject to Article 4 hereof, such other name as shall be designated in the Subscription Form, and shall, except as provided in Section 4.3(a) hereof, bear the restrictive legend set forth in Article 9 hereof.

         (c) The Warrants shall be deemed to have been exercised and such certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Stock and such cash and other property for all purposes, as of the date when the items referred to in Subsection (b) above are received by the Issuer, notwithstanding that the transfer books of the Issuer shall then be closed or that the certificates representing the Warrant Stock shall not then be actually delivered to the Holder.

         Section 3.2. Payment of Taxes, Etc. The Issuer shall pay all expenses in connection with, and all taxes (other than income, franchise or transfer taxes of the Holder of any Warrant) and other governmental charges that may be imposed in respect of, the issuance or delivery thereof, including the reasonable fees and disbursements of counsel for the Holder (if any). The Issuer shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Warrant Stock in any name other than that of the registered Holder of any Warrant, and in such case the Issuer shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Issuer's reasonable satisfaction that no such tax or other charge is due.

         Section 3.3. Fractional Shares. The Issuer shall not issue any certificates for fractional shares of stock upon any exercise of the Warrants. In lieu of issuing any fractional shares that would otherwise be issuable, the Issuer shall pay cash equal to the product of such fraction multiplied by the then Market Price, as hereinafter defined in Section 6.1(d), of a share of stock.

         ARTICLE 4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANTS

         Section 4.1. Exchange. The Warrants shall be exchangeable, without expense, at the option of the Holders, upon presentation and surrender thereof to the Issuer, for other Warrants of different denominations, each dated the date of the original Warrant, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Stock Units as the number subject to the original Warrants so exchanged. Each new Warrant shall in all other respects be identical to the original Warrants so exchanged.


         Section 4.2. Transfer and Assignment. Each Holder of the Warrants shall



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be entitled, without obtaining the consent of the Issuer, to transfer or assign its interest in the Warrants, in whole or in part, to any Person or Persons, subject to the provisions of Section 4.3(a) hereof. Upon surrender of the Warrants to the Issuer, with the Assignment Form annexed thereto as Exhibit 2 duly completed, the Issuer shall, without charge, execute, issue and deliver a new Warrant or Warrants, dated the date of issue, in the name of the assignee named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and the original Warrants being assigned or transferred shall be promptly canceled. A Warrant, if properly assigned in compliance with Section 4.3(a) hereof, may be exercised by a new Holder for the purchase of Warrant Stock as the new Holder shall designate, without having a new Warrant issued. The Warrants may be divided or combined with other Warrants that carry the same rights upon presentation of the Warrants at the office of the Issuer, together with a written notice (a "Notice of Transfer") specifying the names and denominations in which new Warrants are to be issued and signed by the Holder of the Warrants so presented. Subject to
Section 4.3(a) hereof, as to any transfer that may be involved in such division or combination, the Issuer shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         Section 4.3. Transfer Restrictions.

         (a) Unless otherwise explicitly provided herein, except in connection with a sale of Warrants or Warrant Stock pursuant to (i) a registered public offering or (ii) one or more sales under Rule 144, no Holder shall sell, assign, pledge, encumber or otherwise transfer any Warrants or shares of Warrant Stock to any Person (all Persons other than a Holder acquiring any Warrants or shares of Warrant Stock from a Holder or from the Issuer in accordance with this Agreement, regardless of the method of transfer, shall be referred to collectively as "Transferees" and individually as a "Transferee"), unless such Warrants or Warrant Stock bear legends as provided in Article 9 hereof.

         (b) No Holder shall sell, assign, pledge, encumber or otherwise transfer any Warrants or shares of Warrant Stock to any Person unless:

              (i) such Transferee shall have executed and delivered to the Issuer, as a condition to its acquisition of Warrants or Warrant Stock, a Joinder Agreement substantially in the form of Exhibit B hereto (a "Joinder Agreement"') confirming that such Transferee takes such Warrants or Warrant Stock subject to all the terms and conditions of this Agreement; and

              (ii) such Transferee has represented to the Issuer that (1) the transfer of the Warrants or Warrant Stock is being made under an effective registration pursuant to the Securities Act or pursuant to an exemption therefrom and (2) such Transferee is (a) an "accredited investor" within the meaning of Rule 501(a) of the Commission or (b) if such transfer is effected under and in compliance with Rule 144A, a "qualified institutional buyer" within the meaning of Rule 144A and, if requested in writing by the Issuer, has delivered to the Issuer (x) a written representation (supported by such background information as the Issuer may reasonably request) to such effect, and (y) an opinion of counsel that the proposed transfer is permitted by the terms of this Agreement.

         Section 4.4. Certain Restrictions.

         (a) Notwithstanding anything to the contrary set forth herein, no Holder which is an Affiliate of Chase and is subject to the provisions of Regulation K or Regulation Y may sell, pledge, assign or otherwise transfer any Warrants or any Warrant Stock except in accordance with applicable laws and regulations (including any applicable provisions of Regulation K or Regulation
Y). Without limiting any other rights such Holder may have to dispose of its Warrants or Warrant Stock, it is understood that any Holder which is subject to the provisions of Regulation K or Regulation Y may dispose of its Warrants and Warrant Stock (i) in any private sale in which no single purchaser receives more



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than 2% of any securities which constitute voting securities pursuant to
Regulation K or Regulation Y, (ii) to any Person who was in control of the Issuer prior to consummation of such disposition and (iii) in any public offering of the securities of the Issuer.

         (b) No Holder shall sell, assign, pledge, encumber of otherwise transfer any Warrants or Warrant Stock at any time if such action would constitute a violation of the Securities Act or any other securities or blue sky laws or a breach of the conditions to any exemption from registration of the Warrants or Warrant Stock under the Securities Act or any such laws upon which exemption the Holder is relying or a breach of any undertaking or agreement of such Holder entered into pursuant to the Securities Act or such laws or in connection with obtaining an exemption thereunder.

         Section 4.5. Permitted Transferees. The provisions of Section 4.3(b)(ii) shall not apply with respect to any transfer or assignment by a Holder (a) to any of its Affiliates or (b) to another Holder (each a "Permitted Transferee") . None of the restrictions or provisions contained in this Agreement with respect to transfers of Warrants or Warrant Stock (other than the restrictions contained in Section 4.4(b) hereof and, in the case of any Affiliate of Chase subject to Regulation Y, Section 4.4(a) hereof) shall apply to transfers or assignments by a Holder pursuant to Section 4.6.

         Section 4.6. Merger Transactions.

         (a) If the Issuer shall have entered into any agreement to merge with or into or to be consolidated with any other entity, then Section 4.3(a) through
4.5 of this Agreement shall not be applicable to such merger. The Issuer shall give the Holders not less than 20 Business Days prior written notice (a "Merger Notice") of the consummation of such merger (specifying the anticipated date for consummation of such merger and the consideration therefor and whether such transaction involves any Affiliate of the Issuer or any Stockholder of the Issuer and enclosing a copy of the related agreement of merger).

         (b) If such transaction does not involve a Permitted Successor of the Issuer, each Holder shall be entitled, at its sole option, either to retain its Warrants and receive the benefits provided for in Section 5.2(a), or to exercise its Warrants and receive in exchange therefor, in addition to any cash or other property included in the Stock Units, the same consideration per share of Common Stock then included in each Stock Unit, in cash or such securities or other assets as provided for in such agreement of merger as the consideration per share of Common Stock being paid or provided pursuant to such agreement of merger (less, in connection with any such payment to a Holder of Warrants, the exercise price therefor).

         (c) As a condition to any such merger, the Issuer or the successor corporation, as the case may be, shall assume the obligations of the Issuer hereunder and shall execute an agreement providing the Holders with the benefit of this Section 4.6.

         Section 4.7. Taxes and Expenses. The Issuer shall pay all expenses, taxes (excluding transfer taxes or any subsequent transfer, franchise or income taxes of the Holder of the Warrant) and other charges payable in connection with the preparation, issue and delivery of Warrants under this Article 4, other than the reasonable fees and disbursements of counsel for the Holder (if any).

         Section 4.8. Loss of Warrant. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant (which shall include an affidavit setting forth the circumstances of such loss, theft, destruction or mutilation), and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender or cancellation of the Warrant, if mutilated, the Issuer shall execute and deliver a new Warrant of like tenor and date.

         Section 4.9. Issuer Cooperation With Transfers. The Issuer shall upon request provide the Holders with information required in connection with



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transfers of securities under Rule 144 or Rule 144A. In addition, if any Holder subject to Regulation K or Regulation Y determines that it is illegal or unduly burdensome, by reason of regulatory restriction, for such Holder to continue to hold some or all of its Warrants or Warrant Stock, the Issuer shall cooperate with and assist such Holder in disposing of that portion of Warrants or Warrant Stock which such Holder determines to be appropriate in light of such regulatory restrictions (such cooperation to include, without limitation, the Issuer's providing promptly to potential purchasers of such Holder's Warrants and Warrant Stock such information as the potential purchasers may reasonably request).

         ARTICLE 5. ADJUSTMENTS TO STOCK UNITS.

         Section 5.1. Stock Dividends, Splits and Combinations.

         (a) Adjustment to Stock Units and Exercise Price. In case at any time or time to time the Issuer shall:

              (I) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock; or

              (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or

              (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any such event shall be adjusted so as to consist of the number of shares of Common Stock that a record holder of the number of shares of Common Stock, comprising a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of such event and the Exercise Price thereof shall be proportionately adjusted.

         (b) When Adjustments to be Made. The adjustments required by the preceding sections of this Article 5 shall be made whenever and as often as any specified event requiring an adjustment shall have occurred, except that no adjustment of the number of shares of Common Stock comprising a Stock Unit that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 5.1(a)) unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least $0.05 in the Exercise Price per Stock Unit immediately prior to making such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustments together with other adjustments required by this Article 5 and not previously made would result in an adjustment of at least $0.05 as aforesaid. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

         (c) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to shareholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of the record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         Section 5.2. Merger, Consolidation or Disposition of Assets.



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         (a) Subject to the provisions of Section 4.6, if any consolidation or merger of the Issuer with another Person (other than a Permitted Successor), or the sale, transfer or other disposition of all or substantially all of its assets to another Person (other than a Permitted Successor), shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such consolidation, merger or sale, the Issuer or such successor or purchasing corporation, as the case may be, shall assume the obligations of the Issuer under this Agreement and the Warrants and execute an agreement providing that the Holders of the Warrants shall have the right thereafter and until the expiration of the Warrants to exercise the Warrants for the kind and amount of stock, securities or other assets receivable upon such consolidation, merger or sale by a stockholder of the number of shares of Common Stock for which the Warrant might have been exercised immediately prior to such consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5.

         (b) Subject to the provisions of Section 4.6, in any consolidation or merger of the Issuer with a Permitted Successor, or the sale, transfer or other disposition of all or substantially all of its assets to a Permitted Successor, each Holder shall be entitled, in cancellation of its Warrants, to receive replacement warrants from the Permitted Successor, representing, in the case of the replacement warrants, the right to purchase the same proportion of the equity securities of the Permitted Successor as are purchasable in the Issuer pursuant to the canceled Warrants prior to giving effect to such transaction, and containing provisions and rights identical to those of the canceled Warrants, except for such changes as may be necessary to reflect the organizational form and name of the Permitted Successor. In the event of any transaction with a Permitted Successor referred to in this Section 5.2(b), all references to the "Issuer" in this Agreement and in the Warrants shall be deemed to refer to such Permitted Successor; and all references to the Warrants and Warrant Stock in this Agreement shall be deemed to refer to the warrants and warrant stock issued in replacement therefor by the Permitted Successor as contemplated by this Section 5.2(b).

         Section 5.3. Notice of Adjustment. Whenever the composition of a Stock Unit shall be required to be adjusted pursuant to this Article 5, the Issuer shall forthwith notify each Holder of such adjustment, and shall promptly (but no later than ten days) after a request from such Holder obtain a certificate signed by the Issuer's chief financial officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the number of shares of Common Stock comprising a Stock Unit and (if such adjustment is made pursuant to Section 5.2) describing the number and kind of any other indebtedness, shares of stock or other securities or property or warrants or other subscription or purchase rights comprising a Stock Unit, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Issuer shall promptly, and in any case within 10 days after the date such certificate is requested, cause a signed copy of such certificate to be delivered to each Holder of the Warrants in accordance with Section 12.8. In addition, if any event occurs which would require an adjustment under this Article 5 but for the minimum threshold established in Section 5.1(b) hereof, the Issuer shall promptly (and in any event within 10 days following such event) provide written notice to each Holder describing such event in reasonable detail and specifying the date on which it occurred. The Issuer shall keep at its office or agency specified in Section 12.8 copies of all such certificates and shall cause the same to be available for inspection at said office during normal business hours by any Holder of a Warrant or any prospective purchaser of a Warrant designated by a Holder.

         ARTICLE 6. PAYOUT OBLIGATION

         Section 6.1. Holders' Payout Rights. At any time after December 30, 1996 until 5:00 P.M., New York City time, on the Warrant Expiration Date (subject to extension as provided below), upon the Holder's exercise of the Warrants during one of the periods set forth below, the Issuer shall pay to the Holder a payout amount, expressed as the amount equal to the difference between
(i) the applicable target amount as set forth in the table below ("Target Amount") and (ii) the amount determined by subtracting (x) the product of multiplying the Exercise Price times the number of Warrants being exercised from
(y) the product of multiplying the Market Price, as hereinafter defined, of the Common Stock times the number of Warrants being exercised ("Payout Amount") .

Period                                                      Target Amount
---------------------------------------                     ---------------

December 31, 1996 through July 30, 1997                       $54,000
July 31, 1997 through July 30, 1998                           $58,000
July 31, 1998 through July 30, 1999                           $62,000
July 31, 1999 through July 30, 2000                           $66,000
July 31, 2000 through July 31, 2001                           $70,000

         (b) In the event that a portion of the Warrants are exercised prior to the Expiration Date, during one or more of the periods set forth above, then the Issuer shall pay to the Holder the Payout Amount for such period or periods, as the case may be, multiplied by a fraction the numerator of which is the number of Warrants exercised during such period and the denominator of which is the total Warrants granted hereunder.

         (c) Notwithstanding the provisions of Sections 6.1(a) and (b) hereof, the Company shall not be obligated to pay the Holder an aggregate Payout Amount in excess of $70,000.

         (d) For purposed of this Section 6.1, the term "Market Price" shall be the price of the last reported sale of the Common Stock reported on the American Stock Exchange (or closing sale price, or if no sale, final bid price, on the NASDAQ National Market) on the last business day prior to the date of exercise of the Warrant.

         ARTICLE 7. REGISTRATION RIGHTS.

         Section 7.1. Demand Registration Rights.

         (a) Demand Registration. At any time after November 5, 1996, the Majority Holders shall have the right to make one written request to the Issuer with respect to a registration on Form S-3 (or other appropriate form) under the Securities Act of all or any part of their Registrable Securities (a "Demand Registration").

         (b) Notice of Request for Registrations. Within 10 days after delivery of a request for a Demand Registration (a "Required Registration"), the Issuer will serve notice of such registration request to all Holders of Warrants and shares of Warrant Stock and the Issuer will include in such registration all Registrable Securities with respect to which the Issuer has received written requests for inclusion within 15 Business Days after such notice is given. All requests made pursuant to this Section 7.1(b) shall specify the aggregate number of the Registrable Securities of the Holders to be registered and will also specify the intended methods of disposition thereof.

         (c) Incomplete Public Offerings, Etc. The Issuer shall have the right to postpone the filing of any Required Registration for a reasonable time, but not in excess of three months, if the Issuer is conducting or about to conduct a public offering or, if in the Issuer's reasonable opinion, the disclosures required to be made therein would prejudice any transaction then pending or planned by the Issuer material to the financial condition of the Issuer and its subsidiaries taken as a whole. A registration initiated as a Required Registration shall not be deemed a Required Registration until such registration has become effective and (except in the case of a shelf registration) until the Registrable Securities included in such registration have actually been sold, unless as to any Holder, such Holder withdraws Registrable Securities it had sought to register after the Issuer filed a registration statement with the Commission with respect thereto, in which case such demand will count as a Required Registration as to that Holder, and such Holder will not be entitled to another Required Registration hereunder.

         (d) Effective Registration Expenses. In any registration initiated as a Required Registration, the Issuer will pay all Registration Expenses whether or not the registration has become effective.

         (e) Right of Issuer or Other Person to Piggyback on Required Registrations. Neither the Issuer nor any Person owning any of its securities (other than the Holders of Warrants and Warrant Stock) shall have the right to include any of the Issuer's securities in a registration statement initiated as a Required Registration under this Section 7.1, unless (I) such securities are of the same class as the Registrable Securities being registered and (ii) the Issuer or such Persons, as applicable, agree in writing to sell their securities on the same terms and conditions as apply to the Registrable Securities being sold. If any Persons owning securities of the Issuer (other than the Holders of Registrable Securities in such capacity) register securities of the Issuer in a Required Registration, such Persons shall pay the fees and expenses of counsel to such Persons and their pro rata share of the Registration Expenses if the Registration Expenses are not paid by the Issuer for any reason. In the event of a conflict or inconsistency between the provisions of this Section 7.1(e) and the provisions of any other agreement into which the Issuer may enter after the date hereof addressing the matters set forth in this Section 7.1(e), the provisions of this Section 7.1(e) shall prevail.

         Section 7.2. Piggy-Back Registration. If the Issuer proposes or is required to file a registration statement under the Securities Act with respect to an offering by the Issuer for its own account and/or for the account of others of any class of equity security (other than a registration statement on Form S-8 or filed in connection with any exchange offer or an offering of securities solely to the Issuer's existing stockholders or a registration statement pursuant to Section 7.1 hereof), then the Issuer shall in each case give notice of such proposed filing to all Holders at least 15 days before the anticipated filing date, and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as such Holder may request; provided that the Issuer may at any time withdraw or cease proceeding with any registration of Registrable Securities described in this
Section 7.2 if it shall at the same time withdraw or cease proceeding with the registration of such other securities originally proposed to be registered. The Issuer shall use its best efforts to cause the underwriter of a proposed underwritten offering to permit such Holders to include such securities in such offering on the same terms and conditions as any similar securities of the Issuer included therein. Notwithstanding the foregoing, if the underwriter of such offering informs the Holders that the total amount or kind of securities which such Holders, the Issuer and any other Persons intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, then the amount to be offered shall be reduced pro rata among the Holders and any other Persons proposing to register securities (other than a Person for whom the Issuer is making a Required Registration) on the basis of the number of shares proposed to be registered by them, to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter. In connection with a piggy-back registration, the Issuer will bear all Registration Expenses (other than underwriting discounts for the Registrable Securities and counsel fees of the Holders, which shall be borne by the selling Holders.)

         Section 7.3. Registration Procedures. If and whenever the Issuer is required by the provisions of this Article 7 to effect or cause the registration of any Registrable Securities under the Securities Act, the Issuer will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable; provided, that the Issuer shall not be required to honor any request for registration under Section 7.2 hereof if such request is received by the Issuer later than 30 Business Days after the date the Issuer first notifies the Holders of such registration. In connection with any such registration the Issuer will:

         (a) not later than 90 days (or 120 days in the case of a Public Offering) after receipt of a request to file a registration statement with respect to such Registrable Securities, prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; and prepare and file with the Commission such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days, or such shorter period as may be required if all Registrable Securities covered by such registration statement are sold prior to the expiration of said 90-day period; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (b) prior to filing a registration statement, furnish to each seller of Warrants and Registrable Securities, copies of such registration statement as proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the registration statement (including each preliminary prospectus) and such other documents as such seller, managing underwriter or agent may reasonably request, including without limitation, signed copies of all consents and certificates of experts, and will furnish one conformed copy of such registration statement as originally filed and each amendment thereto (including documents incorporated by reference into the related prospectus);

         (c) deliver to each seller of Registrable Securities, without charge, as many copies of each preliminary prospectus as such seller may reasonably request, and consent to the use of such copies for purposes permitted by the Securities Act; deliver to each such seller participating in such offering, without charge, from time to time during the period when a prospectus is required to be delivered under the Securities Act, such number of copies of the prospectus (as supplemented or amended) as such sellers may reasonably request;

         (d) use its best efforts promptly to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests (provided that the seller shall be responsible for blue sky fees for any states in which the Issuer would not otherwise have registered the Registrable Securities), and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, that for any such purpose the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.3(d),
(ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

         (e) use its best efforts promptly to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Issuer to enable the sellers thereof to consummate the disposition of such Registrable Securities;

         (f) immediately notify the sellers of Registrable Securities, and confirm the notice in writing, (i) when a registration statement, or any post-effective amendment to such registration statement shall have become effective, or any supplement to the related prospectus or any amended prospectus shall have been filed, (ii) of the receipt of any comments from the Commission,
(iii) of any request by the Commission to amend the registration statement or amend or supplement the prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registered securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes and (v) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the registered securities any representation and warranty of the Issuer contemplated by Section 7.3(j) hereof ceases to be true and correct;


         (g) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Warrants and Registrable Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the sellers of such Registrable Securities, or counsel for the Issuer, to amend the registration statement covering such Registrable Securities or amend or supplement the related prospectus in order that such prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any of such counsel, at any such time to amend such registration statement or amend or supplement the related prospectus in order to comply with the requirements of the Securities Act, promptly prepare and file such amendment or supplement as may be necessary to correct such untrue statement or omission or to make such registration statement or the related prospectus comply with such requirements;


         (h) use every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of a registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest possible time;

         (i) not at any time file or make any amendment to a registration statement, or any amendment of or supplement to a related prospectus (including amendments of the documents incorporated by reference into such prospectus), of which the sellers of Registrable Securities or any managing underwriter or agent shall not have been previously advised and furnished a copy, or to which such sellers, any managing underwriter or agent or counsel for any of the foregoing shall reasonably object;

         (j) in the case of an underwritten offering by the Issuer, enter into customary agreements (including an underwriting agreement in customary form) and take such other actions (including without limitation making such representations and warranties to the sellers of Registrable Securities, the underwriters and agents, if any, in form, substance and scope as are customarily made by issuers to underwriters and agents in primary underwritten public offerings) as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, and shall use its best efforts to cause such underwriters to agree in such customary agreements to purchase from any Holder who so requests its Warrants in connection with such underwritten public offering (without requiring such Holders to exercise its Warrant for Warrant Stock);

         (k) make available for inspection by any seller of Registrable Securities, any managing underwriter or agent participating in any disposition pursuant to such registration statement, and any representative of such seller, underwriter or agent (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Issuer's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement. Records that the Issuer determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or administrative agency of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. The seller of Warrants or Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court or administrative agency of competent jurisdiction, give notice to the Issuer and allow the Issuer, at the Issuer's expense, to undertake appropriate action to prevent disclosure of Records deemed confidential;

         (l) on the effective day of a registration statement, cause to be delivered to the selling Holders opinions of counsel for the Issuer, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to counsel for the selling Holders, covering the matters customarily covered in opinions given to underwriters in primary underwritten public offerings; immediately prior to the effectiveness of a registration statement, cause to be delivered to the selling Holders letters from the Issuer's independent public accountants stating that such accountants are independent public accountants with respect to the Issuer within the meaning of the Securities Act, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent public accountants delivered in connection with primary underwritten public offerings;

         (m) comply with all applicable rules and regulations of the Commission, and make available to the Holders, as soon as reasonably practicable, but no later than 45 days (or such later date, if an appropriate extension of such time shall have been granted) after the close of the period covered thereby or 90 days (or such later date, if an appropriate extension of such time shall have been granted) if such period is a fiscal year) an earnings statement covering the period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section ll(a) of the Securities Act (and in form complying with Rule 158 under the Securities Act);

         (n) promptly after the registration and sale thereof, use its best efforts to cause any Registrable Securities to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by the Issuer are then listed, if the listing is then permitted under the rules of such exchange, or, if such listing is not possible, to secure designation of all Registrable Securities as NASDAQ "national market system securities" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for the Registrable Securities; and

         (o) file the reports required to be filed by it under the Securities Act and the Exchange Act and take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Warrants and Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144; and upon the request of any such Holder, deliver to such Holder a written statement as to whether it has complied with such information and requirements.

         Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in
Section 7.3(g) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.3(g) hereof, and, if so directed by the Issuer, such Holder will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Issuer shall give any such notice, the Issuer shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7.3(f) hereof to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 7.3(g) hereof.

         Section 7.4. Registration Expenses. All reasonable expenses incident to the Issuer's performance of or compliance with Sections 7.1 through 7.7 hereof, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Warrants and Registrable Securities), rating agency fees, printing expenses (including without limitation, expenses of printing prospectuses), messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which this Agreement requires such securities to be listed, and fees and disbursements of counsel for the Issuer and its independent certified public accountants, securities acts liability insurance (in the event the Issuer elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Issuer in connection with such registration, reasonable fees and expenses of other Persons retained by the Issuer, incurred in connection with each registration hereunder (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities) (all such expenses collectively the "Registration Expenses") will be borne by the Issuer.

         Section 7.5. Indemnification; Contribution.

         (a) Indemnification by the Issuer. The Issuer agrees to indemnify, to the full extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each Person who controls such Holder (within the meaning of the Securities Act), and any investment advisor thereof or agent therefor, against all losses, claims, damages, liabilities and expenses (collectively, "Damages") caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Holder furnished in writing to the Issuer by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Issuer has furnished or made available to such Holder a sufficient number of copies of the same. The Issuer will also indemnify any underwriters of the Warrants and Registrable Securities, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Warrants and Registrable Securities. The Issuer's indemnity set forth in the preceding sentences of this section 7.5(a) is subject to the condition that, insofar as such indemnity relates to any untrue statement or omission or any statement or omission made in a preliminary prospectus but eliminated or remedied in a final prospectus, it shall not inure to the benefit of any selling Holder, its officers, directors and agents or any Person who controls such Holder, if a copy of the final prospectus was not delivered by the selling Holder to a Person purchasing from such Holder and asserting the claim at or prior to the time required by the Securities Act, sufficient copies of such final prospectus were furnished or made available to such Holder and the delivery thereof to such Person would have constituted a defense to the claim asserted by such Person.

         (b) Indemnification by Holders of Registrable Securities. In connection with any registration statement in which a Holder is participating, each such Person hereby indemnifies, to the full extent permitted by law, the Issuer, its directors, officers and agents and each Person who controls the Issuer (within the meaning of the Securities Act) against any Damages resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit with respect to such Holder furnished in writing by such Holder expressly for inclusion in such registration statement or prospectus.

         (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 7.5 agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Section 7.5 and, unless in the reasonable judgment of the indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that the failure to so notify such indemnifying party shall not relieve such party from any liability which it may have to such indemnified party except to the extent that the failure to give notice is prejudicial to such indemnifying party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and disbursements of such additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

         (d) Contribution. If the indemnification provided for in this Section
7.5 from the indemnifying party is unavailable to an indemnified party hereunder (other than by reason of the exceptions provided in Section 7.5(a) or (b) hereof) in respect of any Damages referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or related to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Damages referred to above shall be deemed to include, subject to the limitations set forth in
Section 7.5 hereof, any legal or other fees and expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 7.5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 7.5(a) and (b) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7.5(d).

         Section 7.6. Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities or. the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all powers of attorney, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. Each Holder participating in any registration under this Article 7 agrees not to use any materials in connection with the sale of Registrable Securities pursuant to such registration other than materials filed by the Issuer with the Commission or, after such registration becomes effective, otherwise publicly available.

         Section 7.7. Rule 144. The Issuer covenants that it will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and it will take such further action as a Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Warrants and Warrant Stock without registration under the Securities Act. Upon the request of the Holder, the Issuer will deliver to such Holder a notice stating whether it has complied with such requirements.

         ARTICLE 8. REPRESENTATIONS AND WARRANTIES OF THE  ISSUER.

         The Issuer represents and warrants to each of the Holders on the date hereof that:

         Section 8.1. Due Incorporation. The Issuer (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite corporate power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on the consolidated financial condition, business, operations or prospects of the Issuer.

         Section 8.2. Authority to Execute and Perform Agreement. The Issuer has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Warrants and issue and deliver the Warrants and Warrant Stock; the execution, delivery and performance by the Issuer of this Agreement and the Warrants have been duly authorized by all necessary corporate action on its part; and this Agreement and the Warrants have been duly executed and delivered by and are the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of creditors' rights generally or (b) the principles governing the availability of equitable remedies. The Issuer has delivered to Chase resolutions of its Board of Directors authorizing the execution and delivery of this Agreement and the issuance of the Warrants as contemplated hereby, together with a certificate of the Secretary of the Issuer certifying that such resolutions were duly adopted and remain in full force and effect.

         Section 8.3. Authorized Capital Stock. The authorized capital stock of the Issuer on the date hereof consists of 10,000,000 shares of Common Stock, of which, as of February 21, 1996, there were 4,302,164 shares of Common Stock issued and outstanding. The Common Stock has the rights and preferences set forth in the Certificate of Incorporation of the Issuer, a true, correct and complete copy of which, together with the Bylaws of the Issuer, has heretofore been delivered to Chase.

         Section 8.4. Valid Issuance. The Issuer has duly reserved by all appropriate corporate action, and will keep available for issue upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. The Warrants, and the Warrant Stock issuable upon exercise thereof, when issued and delivered, will be validly issued, fully paid and nonassessable.

         Section 8.5. No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, including without limitation the issuance of the Warrants, and compliance with the terms and provisions hereof and thereof will (a) conflict with or result in a breach of, or require any consent under, (i) the certificate of incorporation or bylaws of the Issuer, or (ii) any applicable law or regulation, or (iii) any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which the Issuer is subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of the Issuer pursuant to the terms of any such agreement or instrument.

         Section 8.6. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, which have not already been made or obtained are necessary for the execution, delivery or performance by the Issuer of this Agreement and the Warrants, the consummation of the transactions herein and therein contemplated or for the validity or enforceability thereof, other than any applications to list the securities issuable hereunder on any national securities exchange (which applications will be made in timely fashion).

         Section 8.7. Accuracy of Information. The factual information furnished by or on behalf of the Issuer or any of its subsidiaries to Chase in connection with this Agreement or any transaction contemplated hereby does not contain untrue statements of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and, without limiting the foregoing, the Issuer has disclosed to Chase (a) all arrangements regarding the ownership of the Issuer, (b) all litigation, whether pending or threatened which, if resolved adversely to the Issuer or its subsidiaries, could have a material adverse effect on the Issuer's or any of its subsidiaries' business, financial condition, operations, results of operations, assets or prospects and (c) all material liabilities of the Issuer and its subsidiaries.

         ARTICLE 9. LEGEND ON CERTIFICATES.

         Section 9.1. Legend on Warrants. A copy of this Agreement shall be filed with the Secretary of the Issuer and kept with the records of the Issuer. Each of the Holders hereby agrees that, in addition to any other legend that may be required under applicable law, so long as this Agreement is in effect, each Warrant shall bear a legend reading substantially as follows:

         This Warrant is subject to and is transferable only upon compliance with the provisions specified in the Warrant Agreement dated as of March 5, 1996, between Del Global Technologies Corp. and The Chase Manhattan Bank, N.A., a copy of which may be obtained from Del Global Technologies Corp. or from the holder of this Warrant.

         Section 9.2. Legend on Warrant Stock. Each of the Holders hereby agrees that, in addition to any other legend that may be required under applicable law, so long as this Agreement is in effect, each outstanding certificate representing Warrant Stock subject to this Agreement shall bear a legend reading substantially as follows:

         The shares represented by this Certificate are subject to and are transferable only upon compliance with the provisions specified in the Warrant Agreement dated as of March 5, 1996, between Del Global Technologies Corp. and The Chase Manhattan Bank, N.A., a copy of which may be obtained from Del Global Technologies Corp. or from the holder of this Certificate.

         Section 9.3. Legend on Registered Securities. Notwithstanding the foregoing, the Issuer shall cause to be stamped or otherwise imprinted upon any Warrants or Certificates representing Warrant Stock that have been distributed in a registered public offering pursuant to the Securities Act, or pursuant to Rule 144, at the request of the Holder thereof and without expense to such Holder, a legend in substantially the following form:

The restrictions on transferability of [this Warrant] [the securities represented by this certificate], as specified in the Warrant Agreement, dated as of March 5, 1996, between Del Global Technologies Corp. and The Chase Manhattan Bank, N.A., terminated on ____________, 199_ and are of no further force or effect.

         ARTICLE 10. COVENANTS OF THE ISSUER

         Section 10.1. Information, Etc. The Issuer covenants and agrees that it will deliver the information specified below to each Holder:

         (a) as soon as available and in any event within 90 days (or such later date, if an appropriate extension of such time shall have been granted) after the end of each fiscal year of the Issuer, consolidated statements of income, retained earnings and cash flows and changes in financial position of the Issuer and its consolidated Subsidiaries for such year and the related balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of a firm of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the financial condition and results of operations of the Issuer at the end of, and for, such fiscal year;

         (b) as soon as available, and in any event within 45 days (or such later date, if an appropriate extension of such time shall have been granted) after the end of each fiscal quarter of the Issuer other than the last fiscal quarter in each fiscal year, the unaudited consolidated balance sheet of the Issuer and its consolidated subsidiaries as at the end of such fiscal quarter, and the related unaudited consolidated statements of income and cash flows of the Issuer and its consolidated subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding periods of the previous year (such financial statements, together with the financial statements referred to in paragraph (a) above, being referred to herein as the "Quarterly Financial Statements"), accompanied, in each case, by a certificate of a senior officer of the Issuer, which certificate shall state that said financial statements fairly present the financial condition and results of operations of the Issuer and its subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

         (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Issuer, or any of its subsidiaries shall have filed with the Commission or any national securities exchange; and

         (d) promptly upon the mailing thereof to any shareholders or creditors of the Issuer or any of its subsidiaries, copies of all information, financial statements, compliance certificates, reports and proxy statements so mailed.

         Section 10.2. Other Covenants. The Issuer covenants and agrees that, at all times when any Warrant is outstanding, it shall undertake the following:

         (a) Books and Records. The Issuer will maintain, and will cause each of its Subsidiaries to maintain, books and records in accordance with GAAP.

         (b) Corporate Existence. Except as permitted by and pursuant to this Agreement, the Issuer will, and will cause each of its subsidiaries to: preserve and maintain its corporate existence and comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could reasonably be expected to have a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations of the Issuer or any of its subsidiaries.

         Section 10.3. Restriction on Controlling Stock. The Issuer covenants and agrees that it will not, without the prior written consent of each Holder subject to Regulation Y or Regulation K, directly or indirectly (i) purchase, redeem, retire or otherwise acquire or (ii) pay any dividend in, or otherwise distribute to the Holders of the Common Stock, any shares of the capital stock of the Issuer if, as a result of such purchase, redemption, retirement or other acquisition, any such Holder, together with its Affiliates, would own, or be deemed to own, in the aggregate 25% or more of the total number of shares of

Common Stock of the Issuer then outstanding or 5% or more of the total number of shares of Common Stock then outstanding (assuming the exercise of all Warrants then held by such Holder). Each Holder subject to Regulation Y or Regulation K will, promptly upon written request of the Issuer, confirm to the Issuer whether any Person specified by the Issuer as a holder of Common Stock is an Affiliate of such Holder and whether, after giving effect to any proposed purchase, redemption, retirement or other acquisition by the Issuer of Common Stock, such Holder together with its Affiliates, would own or be deemed to own Common Stock or Common Stock, as the case may be, in excess of the above percentages.

         Section 10.4. Reservation and Authorization of Common Stock; Registration With or Approval of Any Governmental Authority. The Issuer shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. The Issuer will not amend its articles of incorporation in any respect relating to the Common Stock in any way which would materially adversely affect the Holders, other than to increase the authorized amount of Common Stock. All shares of Common Stock which shall be so issuable, when issued upon exercise of any warrant, or upon conversion, as the case may be, shall be duly and validly issued, fully paid and nonassessable, and free and clear of all liens, security interests, charges and other encumbrances or restrictions (other than encumbrances or restrictions imposed by this Agreement).

         ARTICLE 11. NOTICES TO HOLDERS.

         Section 11.1. Notice of Certain Corporation Action. In case the Issuer shall propose after the date hereof (a) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Common Stock), or (b) to effect any capital reorganization, or (c) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its property, assets or business, or (d) to effect the liquidation, dissolution or winding up of the Issuer, then, in each such case, the Issuer shall give to each Holder, in accordance with Section 12.8, a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the number and kind of any other property which will comprise a Stock Unit, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given at least 20 days prior to the taking of such proposed action or the date of participation therein by the holder of Common Stock, whichever is earlier.

         Section 11.2. Notice of Warrant Expiration Date. The Issuer shall give to each Holder, in accordance with Section 12.8, notice of the Warrant Expiration Date. Such notice shall be given by the Issuer not less than 90 days but not more than 120 days prior to the then scheduled Warrant Expiration Date. In the event the Issuer fails to timely give the notice required by this Section 11.2, the Warrant Expiration Date shall be extended automatically to the date which is 90 days following delivery by the Issuer to the Holder of such notice.

         ARTICLE 12. MISCELLANEOUS

         Section 12.1. Term. Except as provided below, this Agreement shall terminate on the earlier of the date when there are no more Warrants of the Holders outstanding and the Warrant Expiration Date; provided, that the provisions of Articles 7 and 9 shall survive any such termination.

         Section 12.2. Successors and Assigns. Subject to the provisions of

Article 4 hereof, this Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns.

         Section 12.3. Governing Law; Submission to Jurisdiction; Waivers. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

         THE ISSUER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE ISSUER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD IN SUCH NEW YORK STATE OR FEDERAL COURT. THE ISSUER FURTHER WAIVES ANY OBJECTION TO VENUE IN THE STATE OF NEW YORK AND ANY OBJECTION TO ANY ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS AND THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST CHASE OR ANY OF ITS AFFILIATES HEREUNDER SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.

         THE ISSUER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SET FORTH IN SECTION 12.8 HEREOF.

         THE ISSUER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION HEREUNDER OR IN RESPECT OF ANY CLAIM, ACTION OR LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE MATTERS WHICH ARE THE SUBJECT OF THIS AGREEMENT AND THE WARRANTS OR IN ANY OTHER MANNER IS HEREBY WAIVED OR DEEMED WAIVED BY EACH PARTY TO THIS AGREEMENT AND EACH PARTY WHO MAY NOW OR HEREAFTER BE ENTITLED TO INDEMNIFICATION HEREUNDER.

         Section 12.4. Headings. Paragraph headings are inserted herein for convenience only and do not form a part of this Agreement.

         Section 12.5. Entire Agreement; Amendment. This Agreement and the Warrants contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, supersede all prior written agreements and negotiations and oral understandings, if any, and may not be amended or supplemented except by an instrument in writing signed by the Issuer and the Majority Holders (except only for supplements contemplated by any executed Joinder Agreement). In the event that any Holder or the Issuer shall be required, as a result of the enactment, amendment or modification, subsequent to the date hereof, of any applicable law or regulation, or by the order of any governmental authority, to take any action that is inconsistent with or that would constitute a violation or a breach of any terms of this Agreement, then the Holders and the Issuer shall use their best efforts to negotiate an appropriate amendment or modification of, or waiver of compliance with, such terms.

         Section 12.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 12.7. Injunctive Relief. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         Section 12.8. Notices. All notices, statements, instructions or other documents required to be given hereunder, shall be in writing and shall be given personally by courier, by mailing the same, first class mail, postage prepaid and either certified or registered, return receipt requested, or by confirmed telecopy, in each case addressed as follows:

         if to the Issuer, at:

         1 Commerce Park
         Valhalla, NY 10595
         Attn: Leonard A. Trugman
         Telephone: (914) 686-3600
         Telecopy: (914) 686-5425

         with a copy to:

         Martin Goldwyn, Esq.
         Tashlik, Kreutzer & Goldwyn, P.C.
         833 Northern Boulevard
         Great Neck, NY 11021
         Telephone: (516) 466-8005
         Telecopy: (516) 829-6537

or at such other address as the Issuer may specify by written notice to each Holder in accordance with this Section 13.8;

         if to Chase, at:

         Chase Manhattan Plaza 15
         New York, NY 10081
         Attn: Anthony Garvin
         Telephone: (212) 552-9845
         Telecopy: (212) 552-9542

         with a copy to:

         The Chase Manhattan Bank, N.A.
         31 Mamaroneck Avenue
         White Plains, NY 10601
         Attn: Michael Anthony
         Telephone: (914) 328-8228
         Telecopy: (914) 328-8373

or at such other address as Chase may specify by written notice to the Issuer; and if to the Holders, at their addresses reflected in the stock records of the

Issuer. Each Holder, by written notice given to the Issuer in accordance with this Section 12.8, may change the address to which notices, statements, instructions or other documents are to be sent to such Holder. All notices, statements, instructions and other documents hereunder that are mailed shall be deemed to have been given five days after having been deposited in the mail with the proper address and postage.

         Section 12.9. Brokers; Information. No party hereto has dealt with any broker, finder, commission agent or other Person in connection with the Warrants, the Warrant Stock or any other securities or aspects of the transactions contemplated by this Agreement, and no party hereto is under any obligation to pay any broker's fees or other commission in connection therewith.

         Section 12.10. Recapitalizations, Exchanges, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Common Stock, to any and all shares of capital stock of the Issuer or any successor or assign of the Issuer (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of, Common Stock (and without duplication of the terms of any Warrant), which shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

         Section 12.11. Expenses. The Issuer agrees to pay all fees and disbursements of each Holder (excluding fees and expenses of counsel) in connection with the issuance of the Warrants as contemplated by this Agreement or any amendments hereto or thereto and the fees and disbursements of each Holder (excluding fees and expenses of counsel) in connection with the preparation, negotiation, review, execution, delivery and enforcement of this Agreement, the Warrants and the other documents contemplated hereby and thereby and any waiver or consent hereunder or thereunder and any amendment hereof or thereof. In addition, the Issuer agrees to pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the issuance of the Warrants.

         Section 12.12. Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Issuer to the holders of its Common Stock with respect to which any provision of Article 5 refers to the taking of a record of such holders, the Issuer will in each such case take such a record as of the close of business on a Business Day. The Issuer will not at any time, except upon dissolution, liquidation or winding up of the Issuer, close its stock transfer books or warrant transfer books so as to result in the preventing or delaying the exercise or transfer of any Warrants or Warrant Stock.

         Section 12.13. Indemnification. The Issuer shall indemnify and hold harmless Chase, the Holders and each of their respective directors, officers, employees, controlling persons and agents (each an "Indemnified Person") on demand from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from, or in any way relate to, this Agreement or the Warrants, or in any connection with the other transactions contemplated hereby or thereby, and shall reimburse each Indemnified Person, upon its demand, for any reasonable legal or other expenses incurred in connection with investigating, defending or participating in the defense of any such loss, claim, damage, liability, action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding out of which any such expenses arise), other than any of the foregoing claimed by any Indemnified Person to the extent incurred by reason of the gross negligence or wilful misconduct of such Indemnified Person.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

                                        DEL GLOBAL TECHNOLOGIES CORP.


                                        By:  /s/David Engel
                                             ------------------------------
                                             David Engel
                                             Executive Vice President




                                        THE CHASE MANHATTAN BANK, N.A.

                                        By:  /s/Eileen Piker
                                             -----------------------------
                                             Eileen Piker
                                             Second Vice President

                                    EXHIBIT A


                                 FORM OF WARRANT


This Warrant is subject to and is transferable only upon compliance with the provisions specified in the Warrant Agreement dated as of March 5, 1996 (the "Warrant Agreement", between Del Global Technologies Corp. and The Chase Manhattan Bank, N.A., a copy of which may be obtained from Del Global Technologies Corp. or from the holder of this Warrant.

No. of Stock Units: ____________                       Certificate No.______

                                     WARRANT
                                   to Purchase
                                  Common Stock
                                       of
                          DEL GLOBAL TECHNOLOGIES CORP.


         THIS IS TO CERTIFY THAT The Chase Manhattan Bank, N.A., a Delaware corporation ("Chase"), or registered assigns, is entitled, at any time, to purchase an aggregate of _____ Stock Units, in whole or in part, from the Issuer. This Warrant may be exercised, in the manner provided in Article 3 of the Warrant Agreement, at any time until 5:00 P.M., New York City time, on the Warrant Expiration Date, at a purchase price equal to the Exercise Price per Stock Unit (as such Stock Unit is adjusted in accordance with the provisions of the Warrant Agreement), all on the terms and conditions and pursuant to the provisions provided herein and in the Warrant Agreement. Capitalized terms used herein without definition have the meanings assigned to them in the Warrant Agreement.

         THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

         IN WITNESS WHEREOF, the Issuer has caused this Warrant to be duly executed and its corporate seal to be impressed hereof and attested by its Secretary or an Assistant Secretary.


Dated as of _________________, 19___

[CORPORATE SEAL]                             DEL GLOBAL TECHNOLOGIES CORP.

Attest:
________________________________             By:  ___________________________
Michael Taber                                     David Engel
Secretary                                         Executive Vice President

                             Exhibit 1 to Exhibit A


                                SUBSCRIPTION FORM


                 (To be executed only upon exercise of Warrant)


         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases _______ Stock Units of Del Global Technologies Corp. purchasable with this Warrant, and herewith makes payment therefor [by check or wire transfer, in the amount of $___________ ], all at the price and on the terms and conditions specified in this Warrant and in the Warrant Agreement dated as of March 5, 1996, between Del Global Technologies Corp. and The Chase Manhattan Bank, N.A. The undersigned requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ___________________________________________________________, whose address is
__________________________________________________________________.

Dated:   _______________, 19____

                                        [Name of Registered Owner]

                                        By:  _______________________________
                                             Name:
                                             Title:

                                        ____________________________________
                                        Street Address

                                        ____________________________________
                                        City              State     Zip Code

                                                        OR

                                        ____________________________________
                                        (Signature of Transferee)

                                        ____________________________________
                                        Street Address

                                        ____________________________________
                                        City              State     Zip Code

                             Exhibit 2 to Exhibit A

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder hereof)


         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers all the rights of the undersigned under the within Warrant Certificate with respect to the number of Warrants evidenced thereby set forth below to:

Name of Assignee              Address                  Number of Warrants








Dated:   _______________________

                                        [Name of Holder]


                                        By:  ________________________________
                                             Name:
                                             Title:

                                    EXHIBIT B


                           [FORM OF JOINDER AGREEMENT]


                                   JOINDER IN
                          DEL GLOBAL TECHNOLOGIES CORP.
                                WARRANT AGREEMENT


         In consideration of the issuance or transfer to (him) (her) (it) of Warrants of Del Global Technologies Corp. (the "Issuer"), ______________________________________ (the "Additional Warrantholder") agrees that, as of the date written below, the Additional Warrantholder shall become a party as a Holder to the Warrant Agreement dated as of March 5, 1996 between the Issuer and The Chase Manhattan Bank, N.A. (as at any time amended or otherwise modified, the "Warrant Agreement"); terms defined therein having their respective defined meanings when used herein). The Additional Warrantholder agrees to be bound by all of the terms and provisions of the Warrant Agreement as though (he) (she) (it) were any original party thereto and were included in the definition of "Holder" as used therein.


                                        [Name of Additional Warrantholder]


Dated: _________________                By:  _________________________________
                                             Name:
                                             Title:

                                     WARRANT


This Warrant is subject to and is transferable only upon compliance with the provisions specified in the Warrant Agreement dated as of March 5, 1996 (the "Warrant Agreement"), between Del Global Technologies Corp. and The Chase Manhattan Bank, N.A., a copy of which may be obtained from Del Global Technologies Corp. or from the holder of this Warrant.

No. of Stock Units: 17,000                             Certificate No. AW-1

                                     WARRANT
                                   to Purchase
                                  Common Stock
                                       of
                          DEL GLOBAL TECHNOLOGIES CORP.


         THIS IS TO CERTIFY THAT The Chase Manhattan Bank, N.A., a Delaware corporation ("Chase"), or registered assigns, is entitled, at any time, to purchase an aggregate of Seventeen Thousand (17,000) Stock Units, in whole or in part, from the Issuer. This Warrant may be exercised, in the manner provided in
Article 3 of the Warrant Agreement, at any time until 5:00 P.M., New York City time, on the Warrant Expiration Date, at a purchase price equal to the Exercise Price per Stock Unit (as such Stock Unit is adjusted in accordance with the provisions of the Warrant Agreement), all on the terms and conditions and pursuant to the provisions provided herein and in the Warrant Agreement. Capitalized terms used herein without definition have the meanings assigned to them in the Warrant Agreement.

         THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

         IN WITNESS WHEREOF, the Issuer has caused this Warrant to be duly executed and its corporate seal to be impressed hereof and attested by its Secretary or an Assistant Secretary.

Dated as of March 5, 1996


[CORPORATE SEAL]                   DEL GLOBAL TECHNOLOGIES CORP.

Attest:

/s/ Michael Taber                  By:  /s/David Engel
------------------------                -------------------------------------
Michael Taber, Secretary                David Engel, Executive Vice President

                              Exhibit 1 to Warrant

                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)


         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ________ Stock Units of Del Global Technologies Corp. purchasable with this Warrant, and herewith makes payment therefor [by check or wire transfer, in the amount of $___________ ], all at the price and on the terms and conditions specified in this Warrant and in the Warrant Agreement dated as of March 5, 1996, between Del Global Technologies Corp. and The Chase Manhattan Bank, N.A. The undersigned requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to __________________________________________________________, whose address is
_________________________________________________________________.

Dated:   _______________, 19____

                                        [Name of Registered Owner]

                                        By:  _______________________________
                                             Name:
                                             Title:

                                        ____________________________________
                                        Street Address

                                        ____________________________________
                                        City              State     Zip Code

                                                          OR

                                        ____________________________________
                                        (Signature of Transferee)

                                        ____________________________________
                                        Street Address

                                        ____________________________________
                                        City              State     Zip Code

                              Exhibit 2 to Warrant


                               FORM OF ASSIGNMENT

                (To be executed by the registered holder hereof)


         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers all the rights of the undersigned under the within Warrant Certificate with respect to the number of Warrants evidenced thereby set forth below to:

Name of Assignee                   Address             Number of Warrants








Dated:   _______________________

                                   [Name of Holder]


                                   By:  ________________________________
                                        Name:
                                        Title:


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